As filed with the Securities and Exchange Commission on January 10, 2017

Registration No. 333-182620

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EUROSITE POWER INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	27-5250881 (I.R.S. Employer Identification No.)

EuroSite Power Inc.

45 First Avenue

Waltham, Massachusetts 02451

 (Address of principal executive offices)

Elias Samaras

Chief Executive Officer

EuroSite Power Inc.

45 First Avenue

Waltham, Massachusetts 02451

(781) 522-6020

(Name, address and telephone number of agent for service)

Copy to:

C. Russel Hansen, Jr.
Chu, Ring & Hazel LLP
241 "A" Street
Boston, MA 02210
Tel: (617) 443-9800

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

EXPLANATORY NOTE

This Post-Effective Amendment relates to the Registration Statement on Form S-1, as amended by two pre-effective amendments (Registration No. 333-182620) filed by EuroSite Power Inc. (the “Registrant”) on July 11, 2012 declared effective October 24, 2012 (the “Registration Statement”) registering 15,000,000 units consisting of 1 share of the Company’s common stock, $0.001 par value per share (“Common Stock”) and 1 warrant to purchase 1 share of Common Stock per unit, 15,000,000 shares of Common Stock included in units, 15,000,000 warrants to purchase Common Stock included in units and 15,000,000 shares of Common Stock underlying warrants to purchase Common Stock.

 The Registrant has no further obligation to maintain effectiveness of the Registration Statement. In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, this Post-Effective Amendment No. 1 is being filed to terminate the effectiveness of the Registration Statement and to remove from registration all securities registered but not sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 10th day of January, 2017.

EUROSITE POWER INC.

By:	/s/ Elias Samaras
Elias Samaras Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities indicated on January 10, 2017.

Signature	Title	Date

/s/ Jacques de Saussure*	Chairman of the Board and Director	January 10, 2017
Jacques de Saussure

/s/ Elias Samaras	Director, Chief Executive Officer	January 10, 2017
Elias Samaras	(Principal Executive Officer)

/s/ Bonnie J. Brown	Chief Financial Officer	January 10, 2017
Bonnie J. Brown	(Principal Financial and Accounting Officer)

/s/ Ahmed F. Ghoniem*	Director	January 10, 2017
Ahmed F. Ghoniem

/s/ Marcel Cassard*	Director	January 10, 2017
Marcel Cassard

/s/ Stelios Zavvos*	Director	January 10, 2017
Stelios Zavvos

/s/ Joan Giacinti*	Director	January 10, 2017
Joan Giacinti

*By C. Russel Hansen, Jr., signed pursuant to a Power of Attorney dated January 4, 2017 included as Exhibit 24.1 hereto.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

24.1	Power of Attorney